SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

December 17, 2003
Date of Report

UQM Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Colorado (State or other jurisdiction of incorporation)	1-10869 (Commission File Number)	84-0579156 (IRS Employer Identification #)

7501 Miller Drive, Frederick, Colorado 80530
(Address of Principal Executive Office)

(303) 278-2002
(Registrant's telephone number, including area code)

Item 5. OTHER EVENTS

The Company has been notified by a significant customer, Invacare Corporation, that the Invacare Storm(R) wheelchair, propelled by UQM(R) gearless brushless motors, is expected to be phased out of production. The newly introduced Invacare TDX(R) wheelchair does not incorporate gearless brushless motors manufactured by the Company. As a result of these events, the Company does not expect to receive additional new production orders from Invacare Corporation for UQM(R) gearless brushless motors. Revenue derived from Invacare Corporation for the fiscal year ended March 31, 2003 and the six months ended September 30, 2003 amounted to $4,136,328 and $1,349,217, respectively. The Company will continue to sell field service and warranty units to Invacare Corporation for at least the next six months and potentially beyond. Revenue from these sales is expected to be approximately $30,000 per month.

This report contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements appear in a number of places in this report and include statements regarding our plans, beliefs or current expectations, including those plans, beliefs and expectations of our officers and directors with respect to, among other things, our expected sales and revenues. Important risk factors that could cause actual results to differ from those contained in the forward-looking statements include our ability to be profitable, our ability to obtain additional financing, our reliance on major customers and suppliers, our ability to commercialize our products, our ability to manage growth and the possibility that product liability insurance may become unavailable to us.

         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UQM Technologies, Inc., Registrant
December 17, 2003	/s/ Donald A. French Donald A. French, Treasurer